UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 34th Floor,
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2021, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), acting through subsidiaries of its operating partnership (such subsidiaries, the “Sellers”), entered into a Portfolio Acquisition Agreement (the “Purchase Agreement”), with subsidiaries of Welltower Inc. (collectively, the “Purchasers”), pursuant to which the Sellers have agreed to sell, and the Purchasers have agreed to purchase, a portfolio of 14 independent living, assisted living/memory and/or care continuing care retirement communities (collectively, the “Facilities”), and related interests, for an aggregate purchase price of approximately $580 million, subject to the terms and conditions of the Purchase Agreement (the “Transaction”).

Concurrently with entry into the Purchase Agreement, certain of the Purchasers entered into an Operations Transfer Agreement (the “OTA”) with Watermark Retirement Communities LLC and certain of its affiliates (collectively, “Watermark”) in its capacity as tenant and operator of certain of the Facilities and manager of the Facilities.

On November 3, 2021, the Purchasers posted a non-refundable deposit of $15 million into escrow toward the Transaction.

The obligations of the Sellers and Purchasers to close the Transaction are subject to obtaining certain healthcare regulatory approvals, the concurrent closing under the OTA, certain third party deliverables, and other customary closing conditions.

The Sellers and the Purchasers have each made customary representations and warranties and covenants in the Purchase Agreement. The Sellers and the Purchasers have each given customary surviving indemnities and undertakings in favor of the other parties to the Purchase Agreement, which are subject to customary survival periods and maximum liability limitations. The surviving representations and warranties and covenants, and indemnities and undertakings, of the Sellers under the Purchase Agreement are guaranteed by NorthStar Healthcare’s operating partnership, NorthStar Healthcare Income Operating Partnership, LP.

As part of closing the Transaction, the Sellers will be obligated to cause certain of the existing mortgage indebtedness secured by the Facilities to be defeased.

The Transaction is scheduled to close in December 2021, subject to certain rights to adjourn in favor of the Sellers and certain rights to adjourn in favor of the Purchasers. There is no assurance that the Transaction with close in the timeframe contemplated or on the terms anticipated, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: November 5, 2021	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary
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